UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2004

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification
Incorporation)		Number)

510 Bering Drive

Suite 500

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document includes “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the

Securities Exchange Act of 1934. Other than statements of historical fact, all statements regarding industry prospects, the consummation of the transactions described in this document and the Company’s expectations regarding the future performance of its businesses and its financial position are forward-looking statements.

These forward-looking statements are subject to numerous risks and uncertainties.

ITEM 7.01 – REGULATION FD DISCLOSURE

On November 4, 2004, we issued a press release (“November 4 Release”) announcing the acquisition of a 37.245% interest in the Crown Castle Atlantic venture (“Crown Atlantic”) from Verizon Communications (“Verizon”), as further described in Item 8.01 below. The November 4 Release is attached as Exhibit 99.1 to this Form 8-K.

ITEM 8.01 – OTHER EVENTS

On November 4, 2004, a wholly-owned restricted subsidiary of ours (“Restricted Subsidiary”) for purposes of the indentures governing our public debt securities (“Indentures”) entered into an agreement with a subsidiary of Verizon to acquire Verizon’s 37.245% equity interest in Crown Atlantic. On that date, the Restricted Subsidiary acquired such equity interest for $295.0 million in cash, inclusive of approximately $15.0 million of net working capital. Following the transaction, we own 100% of Crown Atlantic. Verizon will retain certain protective rights regarding the tower network held by Crown Atlantic.

In addition, as permitted by the Indentures, in order to designate Crown Atlantic as a restricted subsidiary for purposes of the Indentures, the Restricted Subsidiary utilized $118.8 million to purchase a 15% ownership interest in Crown Atlantic from a wholly-owned unrestricted subsidiary of ours for purposes of the Indentures. As a result, approximately 52% of Crown Atlantic is now held by our restricted group and the remaining approximately 48% is held by such unrestricted subsidiary. Further, the outstanding borrowings under Crown Atlantic’s credit facility, currently $180.0 million, are now indebtedness of our restricted group.

As of September 30, 2004, pro forma for these transactions, we had $613.5 million of cash and cash equivalents, including approximately $154 million in our unrestricted subsidiaries. From time to time, we may choose to use funds from our restricted group to purchase additional interests in Crown Atlantic from our unrestricted subsidiary, subject to satisfying the conditions imposed by the Indentures. The funds held by the unrestricted subsidiaries are not subject to the restricted payments test of the Indentures, and may be used for, among other things, purchases of our securities, including our common stock.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

As described in Item 7.01 of this Report, the following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated November 4, 2004

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name: Title:	E. Blake Hawk Executive Vice President and General Counsel

Date: November 10, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 4, 2004

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